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                          The Fairchild Corporation
             Exhibit 12.1-Fixed Charge Coverage Ratio Calculation
                                (In Thousands)


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                                                                                                                          Last
                                                                                                                         Twelve
                                                                                                                         Months
                                  Fiscal Years Ended June 30,                        Nine Months Ended                    Ended
                                 ----------------------------------------         ------------------------------
                                  1994     1995     1996     1997    1998         March 28, 1999  March 29, 1998      March 29,1998

                                 ----------------------------------------         ------------------------------     ------------
Earnings

Earnings (loss) from continuing operations
        before taxes            31,286  (76,116)  (64,894)  (5,003)  123,394            117,545         20,355         26,204

Fixed Charges                   79,452   77,116    70,584   58,831    54,343             44,371         28,448         34,997
                                -------------------------------------------             ---------------------------    ------------
        Total                   110,738   1,720     5,670   53,828   177,737            161,916         48,803         61,201
                                -------------------------------------------             ---------------------------    ------------

Fixed Charges

Interest expense                 73,057  71,087    64,521  52,376     48,007             38,027         22,261          27,144

Amortization expense (goodwill)   4,396   4,620     3,979   4,814      5,469              4,179          4,002           5,292

Rental expense (interest portion) 2,000   2,229     2,064   1,641      2,867              2,165          2,165           2,561
                                 -------------------------------------------             --------------------          -----------

Total                            79,452   77,836   70,584  58,831     54,343             44,371         28,448          34,997
                                 ------------------------------------------              ---------------------         -----------

Ratio of Earnings to Fixed
Charges                            1.39                                 3.27                3.65          1.72            1.75
                                 ------------------------------------------              ---------------------         -----------
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